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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 2, 2005

                         KENTUCKY FIRST FEDERAL BANCORP
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


         United States                    0-51176           to be applied for
         -------------                    -------           -----------------
(State or other jurisdiction of          (Commission        (IRS Employer
 incorporation or organization)          File Number)       Identification No.)


479 Main Street, Hazard, Kentucky                            41702
------------------------------------                         -----
(Address of principal executive offices)                    (Zip Code)

                                 (606) 436-3860
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
              ------------------------------------------

         On March 2, 2005, Kentucky First Federal Bancorp (the "Company") and its wholly owned subsidiary, First Federal Savings and Loan Association of Hazard (the "Association"), entered into an employment agreement with Tony D. Whitaker, Chairman of the Board of the Company and President and Chief Executive Officer of the Association.

         On March 2, 2005, the Company and its wholly owned subsidiary, First Federal Savings Bank of Frankfort (the "Bank"), entered into separate employment agreement with each of Don D. Jennings, President and Chief Operating Officer of the Company and Executive Vice President of the Bank, R. Clay Hulette, Vice President, Chief Financial Officer and Treasurer of the Company and Vice President of the Bank, Danny A. Garland, Vice President of the Bank, and Teresa Kuhl, Vice President of the Bank.

         On March 2, 2005, the Company also entered into a separate employment agreements with Mr. Whitaker, Mr. Jennings and Mr. Hulette.

         The employment agreements provide for three-year terms, renewable on an annual basis for an additional year upon review and extension by the respective Boards of Directors of the Company, the Association and the Bank. The employment agreements establish base salaries of $164,400 for Mr. Whitaker, $100,000 for Mr. Jennings, $88,200 for Mr. Garland, $85,000 for Mr. Hulette, and $48,033 for Ms. Kuhl. The respective Boards of Directors will review the base salaries each year in order to consider any appropriate changes. In addition to base salaries, the employment agreements provide for, among other things, participation in stock-based and other benefit plans, as well as certain fringe benefits.

         The employment agreements also provide that the applicable employer may terminate the executive's employment for cause, as defined in the employment agreements, at any time. No compensation or benefits are payable upon an executive's termination for cause. The executives may also voluntarily terminate their employment by providing 90 days prior written notice. Upon voluntary termination, the executives receive only compensation and vested benefits through the termination date.

         The employment agreements terminate upon the death of an executive, and the executive's estate receives any compensation due through the last day of the calendar month of death. The agreements also allow the appropriate boards to terminate an executive's employment due to disability, as defined in the agreements. A disabled executive receives any compensation and benefits provided for under the agreement for any period prior to termination during which the executive was unable to work due to disability. The executive also may receive disability benefits under the Company's or the applicable bank's long-term disability plan(s) without reduction for any payments made under the employment agreement. During a period of disability, to the extent reasonably capable of doing so, the executive agrees to provide assistance and undertake reasonable assignments for the employers.

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         If Company or either bank terminates the executive's employment without cause, or if the executive resigns under specified circumstances that constitute constructive termination, the executive, or if he dies, his or her beneficiary, receives his or her base salary and continued employee benefits for the remaining term of the agreement, as well as continued health, life and disability coverage under the same terms such coverage is provided to other senior executives, or comparable individual coverage.

         Under the employment agreements, if, within one year after a change in control (as defined in the agreements), an executive voluntarily terminates employment under circumstances discussed in the employment agreement, or involuntarily terminates employment, the executive receives a cash payment equal to three times the executive's average annual compensation over the five most recently completed calendar years preceding the change in control. The executive also receives continued employee benefits and health, life and disability insurance coverage for thirty-six months following termination of employment.

         Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's "base amount" are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of their base amount, and the employer is not entitled to deduct any parachute payments over the base amount. The agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

         The employment agreements also require the executives to agree not to compete with the Company, the Association or the Bank, as the case may be, for one year following a termination of employment, other than in connection with a change in control. The Company or the applicable bank will pay or reimburse the executive for all reasonable costs and legal fees paid or incurred by the executive in any dispute or question of interpretation regarding the employment agreement, if the executive is successful on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreements also provide the executives with indemnification to the fullest extent legally allowable. Although, in cases where the Company and either the Association or the Bank are parties to the employment agreement, payments under the employment agreements may be made by either the Company or the Association or the Bank, as the case may be, the executives will not receive any duplicative payments under their agreements.

         On March 2, 2005, the Association implemented a supplemental executive retirement plan ("SERP") to provide for supplemental retirement benefits with respect to the employee stock ownership and pension plans. Mr. Whitaker is currently the only participant in the Association's SERP. Under the SERP, Mr. Whitaker will receive benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the Company's loan to the Company's employee stock ownership plan loan. In addition to providing for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations, the new plan will also provide supplemental benefits upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan. Generally, upon a change in control, the SERP will provide Mr. Whitaker with a benefit equal to what he would have received under the employee stock ownership plan, had he remained employed throughout the term of the loan, less the benefits actually provided under the SERP on the participant's behalf.

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ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
              --------------------------------------------------

         On March 2, 2005, the Company consummated its acquisition of Frankfort First Bancorp, Inc. ("Frankfort First") pursuant to an Amended and Restated Agreement of Merger, by and between First Federal Savings and Loan Association of Hazard and Frankfort First Bancorp, Inc., dated as of July 15, 2004 and amended and restated as of November 3, 2004 and November 30, 2004 (the " Merger Agreement"), pursuant to which Frankfort First the Bank were acquired by the Company (the "Merger"). In the Merger, shareholders of Frankfort First received approximately 1,740,740 shares of the Company's common stock and approximately $13.7 million in cash (including payments to holders of Frankfort First stock options).

         At December 31, 2004, Frankfort First had total assets of $132.3 million, total deposits of $72.0 million and shareholders' equity of $17.2 million.

         For more information, reference is made to the Company's press release dated March 2, 2005, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01     OTHER EVENTS.
              ------------

         On March 2, 2005, the Company announced it had consummated its minority stock offering and the related mutual holding company reorganization of the Association, as well as the Company's acquisition of Frankfort First. The Company's common stock began trading on March 3, 2005, on the Nasdaq National Market under the symbol "KFFB."

         The Company sold 2,127,572 shares of common stock at $10.00 per share in a subscription offering, which ended on February 14, 2005, to depositors of the Association as of June 30, 2003 and the Association's employee stock ownership plan in accordance with subscription rights granted under the Association's plan of stock issuance.

         Upon closing of the mutual holding company reorganization, the Association converted from a mutual savings and loan association to a capital stock savings bank, with the concurrent formation of the Company as the stock, mid-tier holding company of the Association and the formation of First Federal MHC (the "MHC") as a mutual holding company. The purchasers of stock in the subscription offering and former Frankfort First shareholders who received Company common stock in the merger own 45% of the Company's outstanding shares of common stock and the MHC owns 55% of the Company's outstanding shares of common stock. Under a formula contained in the merger agreement, former Frankfort First shareholders received 45% of the shares issued to persons other than the MHC.


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         For more information, reference is made to the Company's press release dated March 2, 2005, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
              ---------------------------------

         (a)  Financial Statements of Businesses Acquired

              To be filed as soon as possible, but no later than 71 calendar days after the date of this Current Report on Form 8-K.

         (b)  Pro Forma Financial Information

              To be filed as soon as possible, but no later than 71 calendar days after the date of this Current Report on Form 8-K.

         (c)  Exhibits

              99.1   Press release dated March 2, 2005



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       KENTUCKY FIRST FEDERAL BANCORP



Date: March 8, 2005                    By: /s/ Don D. Jennings
                                           -------------------------------------
                                           Don D. Jennings
                                           President and Chief Operating Officer